Registration No. 333-[      ]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                          Boston Scientific Corporation
             (Exact name of registrant as specified in its charter)

          Delaware                                     04-2695240
(State or other jurisdiction of          (I.R.S. employer identification number)
 incorporation or organization)

  One Boston Scientific Place, Natick, Massachusetts 01760-1537 (508) 650-8000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                 Copies of Correspondence to:
         Paul W. Sandman
       Senior Vice President,                     John D. Morrison, Jr., Esq.
  Secretary and General Counsel                        Shearman & Sterling
  Boston Scientific Corporation                       599 Lexington Avenue
   One Boston Scientific Place                     New York, New York 10022
Natick, Massachusetts 01760-1537
         (508) 650-8000

(Names, address, including zip code,
  and telephone number, including
  area code, of agent for service)

                             -----------------------
                  Approximate date of commencement of proposed
                sale to the public: From time to time after this
                    registration statement becomes effective.
                             -----------------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed maximum       Proposed maximum
                                               Amount to be            offering price       aggregate offering          Amount of
 Title of securities to be registered          registered (1)           per unit (2)           price(1)(2)          registration fee
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities(3).....................        $500,000,000                 100%               $500,000,000             $151,516
------------------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional principal amount as may be necessary such that, if Debt Securities are issued with original issue discount, the aggregate initial offering price of all Debt Securities will equal $500,000,000, or the equivalent of $500,000,000 if some or all of the securities are denominated in one or more foreign currencies or composite currencies.
(2)      Estimated solely for the purpose of calculating the registration fee.
(3) Includes debt securities convertible into shares of common stock, par value $.01 per share, of the Company ("Common Stock"). Pursuant to Rule 457(i) under the Securities Act of 1933, the registration fee has been calculated solely on the basis of the amount of debt securities registered.
                             -----------------------
         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

         The Debt Securities registered hereby may be offered from time to time by means of the basic prospectus included herein and, when a particular series of such Debt Securities is being offered or sold, such series of Debt Securities may be offered or sold by means of the basic prospectus included herein and an applicable prospectus supplement. If any series of Debt Securities registered hereby are offered or sold in reliance upon the procedures contemplated by Rule 430A under the Securities Act of 1933, as amended, such series of Debt Securities will be offered or sold by means of the basic prospectus included herein and a prospectus supplement in the form included herein. Series of Debt Securities registered hereby which are not offered or sold in reliance upon the procedures contemplated by Rule 430A may be offered or sold by means of the basic prospectus included herein and a prospectus supplement in a form other than the form of the supplement included herein.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission . These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

                  SUBJECT TO COMPLETION, DATED OCTOBER __, 1997

PROSPECTUS


                          Boston Scientific Corporation


                                 Debt Securities


         Boston Scientific Corporation ("Boston Scientific" or the "Company") may offer from time to time in one or more series its debt securities ("Debt Securities") having an aggregate initial public offering price or purchase price of up to U.S. $500,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units ("ECU") and any composite currency into which the ECU is converted or which acts as a successor to the ECU, each series of which will be offered on terms to be determined at the time of sale. Debt Securities may be sold for U.S. dollars, or for one or more foreign or composite currencies, and the principal of (and premium, if any) and any interest on any Debt Securities may likewise be payable in U.S. dollars or in one or more foreign or composite currencies.

         Debt Securities of a series may be issuable as individual securities in registered form without coupons or as one or more global securities in registered form (each a "Global Security").

         The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, currency, denominations, maturity, premium, rate (which may be fixed or floating) and time of payment of interest, terms for redemption at the option of the Company or the holder, terms for sinking fund payments, terms for conversion into shares of common stock, par value $.01 per share, of the Company ("Common Stock"), the initial public offering price and other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

                             -----------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

         The Debt Securities may be sold through underwriting syndicates represented by managing underwriters, by underwriters without a syndicate, through agents designated from time to time, or directly to institutional purchasers. The names of any underwriters or agents of the Company involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts are set forth in the Prospectus Supplement. The net proceeds to the Company from such sale are also set forth in the Prospectus Supplement.


                 The date of this Prospectus is        , 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be accessed through the Commission's web site at http://www.sec.gov/ and also can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, N.W. Washington, D.C. 20549 and at the following regional offices: Citicorp, 500 W. Madison, Suite 1400, Chicago, Illinois 60611 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (File No. 333- ; together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 1-11083) are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997.

         3. The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 3, 1992, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Written requests should be directed to Investor Relations, Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537. Telephone requests may be directed to (508) 650-8000.

                                   THE COMPANY

         Boston Scientific is a worldwide developer, manufacturer and marketer of minimally invasive medical devices. The Company's products are used in a broad range of interventional medical specialties, including cardiology, gastroenterology, neuro-endovascular therapy, pulmonary medicine, radiology, urology and vascular surgery. The Company's growth has been bolstered over the past two years by several strategic acquisitions and alliances. Most recently, on April 8, 1997, the Company completed its acquisition of Target Therapeutics, Inc., a leading developer, manufacturer and marketer of micro-catheters and other medical devices for the neuro-endovascular therapy market.

         Boston Scientific's principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Its telephone number is (508) 650-8000.


                                 USE OF PROCEEDS

         Except as may be stated otherwise in the applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of Debt Securities will be added to its general corporate funds and may be used to reduce other borrowings, for acquisitions or for other business opportunities.


                       RATIOS OF EARNINGS TO FIXED CHARGES

         The  ratios  of  earnings  to  fixed   charges  of  the  Company  on  a
consolidated basis for the periods indicated were as follows (unaudited):

                                                   Six Months
                                                      Ended
                                                    June 30,                          Year Ended December 31,
                                            ------------------------ ------------------------------------------------------
                                               1997         1996        1996       1995        1994        1993        1992
                                            -----------  ----------- ---------- ----------  ----------- ----------  -------
Ratio of earnings to fixed charges.........     9.09         9.44       15.85       6.60       17.08       15.25      20.25


         For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes plus fixed charges. "Fixed charges" consist of interest expense, amortization of debt issuance expenses and discount and an appropriate portion of rental expense that represents a reasonable approximation of the interest factor.

         The unaudited interim financial information of the Company for the six months ended June 30, 1997 and 1996 includes the results of Target Therapeutics, Inc. ("Target") which the Company acquired on April 8, 1997 in a stock-for-stock transaction accounted for as a pooling-of-interests. The ratios of earnings to fixed charges for the five years ended December 31, 1996 are derived from the Company's historical financial information, which at this time has not been restated for Target as this acquisition did not constitute a "significant business combination" within the meaning of the rules of the Securities and Exchange Commission, and the financial results of Target for these years were not material to the Company's consolidated financial results.

         The ratios of earnings to fixed charges for all periods presented are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1997 or any future periods, and reflect merger-related and special charges recorded in conjunction with the Company's acquisitions and strategic alliances. The above ratios should be read in conjunction with the consolidated financial statements (including the notes thereto) included in the 1996 Form 10-K, the March 1997 Form 10-Q and the June 1997 Form 10-Q, which are incorporated herein by reference.

                         DESCRIPTION OF DEBT SECURITIES


         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

         The Debt Securities are to be issued under an Indenture (the "Indenture") between the Company and the Chase Manhattan Bank, as Trustee (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The following summaries of certain provisions of the Indenture and the Debt Securities are not complete and are qualified in their entirety by reference to the provisions of the Indenture. Numerical references in parentheses are to sections in the Indenture, and unless otherwise indicated capitalized terms have the meanings given them in the Indenture.

General

         The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued from time to time in series. (Section 301)

         The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

         The Indenture does not contain any covenants or provisions that would afford debt holders protection in the event of a highly leveraged transaction.

         Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for a description of the terms of such Debt Securities in respect of which this Prospectus is being delivered, including, where applicable: (i) the title of such Debt Securities;
(ii) any limit on the aggregate principal amount of such Debt Securities; (iii) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities is payable; (iv) the rate or rates at which such Debt Securities shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;
(v) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities shall be payable, where any Registered Securities of the series may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where such Debt Securities that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in Section 106 of the Indenture, the place or places where notices or demands to or upon the Company in respect of such Debt Securities and the Indenture may be served; (vi) the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option; (vii) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denomination or denominations in which any Registered Securities of the series shall be issuable and, if other than denominations of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable; (ix) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent; (x) if other than the principal amount thereof, the portion of the principal amount of such Debt

Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture or the method by which such portion shall be determined; (xi) if other than U.S. dollars, the currency in which payment of the principal of (or premium, if any) or interest, if any, on such Debt Securities shall be payable or in which such Debt Securities shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312 of the Indenture; (xii) whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined; (xiii) whether the principal of (or premium, if any) or interest, if any, on such Debt Securities are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 312 of the Indenture; (xiv) the designation of the initial Exchange Rate Agent, if any; (xv) the applicability, if any, of Sections 1402 and/or 1403 of the Indenture to such Debt Securities and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen of the Indenture that shall be applicable to such Debt Securities;
(xvi) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified; (xvii) any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to Section 1011 of the Indenture) of the Company with respect to such Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (xviii) whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities, whether any such Debt Securities are to be issuable initially in temporary global form and whether any such Debt Securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305 of the Indenture, whether Registered Securities of the series may be exchanged for Bearer Securities of the series (if permitted by applicable laws and regulations), whether Bearer Securities of the series may be exchanged for Registered Securities of such series, and the circumstances under which and the place or places where any such exchanges may be made and if Securities of the series are to be issuable in global form, the identity of any initial depository therefor; (xix) the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued; (xx) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304 of the Indenture; (xxi) if such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions; (xxii) if such Debt Securities are to be issued upon the exercise of warrants, the time, manner and place for such Debt Securities to be authenticated and delivered; (xxiii) whether, under what circumstances and the currency in which the Company will pay Additional Amounts as contemplated by Section 1005 of the Indenture on such Debt Securities to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (xxiv) if such Debt Securities are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Debt Securities will be so convertible or exchangeable; and (xxv) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of the Indenture). (Section 301)

         With respect to Debt Securities of any series denominated in U.S. dollars, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Securities of such series, other than the Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000, unless otherwise provided in the applicable Prospectus Supplement. (Section 302) The Prospectus Supplement relating to a series of Debt Securities denominated in a composite currency or any currency other than U.S. dollars will specify the denominations thereof.

         One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of Debt Securities may be floating rate debt securities which are exchangeable for fixed rate debt securities. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

         Unless otherwise provided as contemplated by Section 301 of the Indenture with respect to such Debt Securities, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002 of the Indenture; provided, however, that each installment of interest, if any, on any Registered Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309 of the Indenture, to the address of such Person as it appears on the Security Register or (ii) transfer to an account located in the United States maintained by the payee.

         Debt Securities (other than Global Securities) may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places, and subject to the restrictions set forth in the Indenture and the Debt Securities and described in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Sections 304 and 305)

         The specific terms of the Depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all Depositary arrangements.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of participant's interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

         Principal, premium, if any, and any interest payments on Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of a Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or Securities for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 309)

         The Company expects that the Depositary for a series of Debt Securities, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security or Securities for such Debt Securities as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security or Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

         Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to have Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. (Section 305)

Events of Default

         The Indenture provides that the following shall constitute Events of Default with respect to any series of Debt Securities thereunder: (i) default in the payment of any interest on any Debt Security of such series, or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity and continuance of such default for a period of five Business Days;
(iii) default in the deposit of any sinking fund payment, when and as due by the terms of the Debt Securities of such series and Article Twelve of the Indenture and continuance of such default for a period of five business days; (iv) default in the performance, or breach, of any covenant or agreement of the Company in the Indenture which affects or is applicable to Debt Securities of such series (other than a default in the performance, or breach of a covenant or agreement which is specifically dealt with elsewhere in Section 501 of the Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; (v) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; (vi) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; and (vii) any other Event of Default provided with respect to Debt Securities of such series. (Section 501) No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder.

         The Indenture  provides  that if an Event of Default  specified in (i),
(ii), (iii), (iv) or (vii) above shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal of all such Debt Securities (or in the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable immediately. If an Event of Default specified in (v) or (vi) above shall occur and be continuing, then the principal of all such Debt Securities (or in the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal amount thereof as may be specified in the terms thereof) shall be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.
In certain cases, the Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all such Debt Securities rescind and annul a declaration of acceleration. (Section
502)

         The Indenture provides that the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture. (Section 507) The Indenture provides that no Holder of Debt Securities of any series may institute any proceedings, judicial or otherwise, to enforce the Indenture except in the case of failure of the Trustee thereunder, for 60 days, to act after it has received a request to enforce such Indenture by the Holders of at least 25% in aggregate principal amount of the then Outstanding Debt Securities of such series (in the case of an Event of Default specified in (i), (ii), (iii), (iv) or (vii) above) or a request to enforce such Indenture by the Holders of at least 25% in aggregate principal amount of all of the Debt Securities then Outstanding (in the case of an Event of Default specified in (v) or (vi) above) , and an offer of reasonable indemnity. (Section 507) This provision will not prevent any Holder of Debt Securities from enforcing payment of the principal thereof (and premium, if any) and interest thereon at the respective due dates thereof. (Section 508) The Holders of a majority in aggregate principal amount of the Debt Securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Debt Securities of such series. The Trustee may, however, refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the Indenture or involve it in personal liability or which would be unjustly prejudicial to Holders not joining therein. (Section 512)

         The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to any series of Debt Securities thereunder, give to the Holders of Debt Securities of such series notice of such default, if such default has not been cured or waived. (Section 601) Except in the case of a default in the payment of principal of (or premium, if any) or interest on, or in the payment of any sinking fund installment in respect of, any Debt Securities of such series, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of the Debt Securities of such series. (Section 601)

         The Company will be required to file with the Trustee annually an Officers' Certificate as to compliance with all conditions and covenants under the terms of the Indenture. (Section 1004)

Modification and Waiver

         Modifications of and amendments to the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any Debt Security of such series, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or change any obligation of the Company to pay Additional Amounts contemplated by Section 1005 of the Indenture (except as contemplated by Section 801(1) and permitted by Section 901(1) of the Indenture), or reduce the amount of the principal of an Original Issue Discount Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 504 of the Indenture, or adversely affect any right of repayment at the option of any Holder of any Debt Security of such series, or change any Place of Payment where, or the currency in which, any Debt Security of such series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Debt Security as may be provided pursuant to
Section 301 of the Indenture; (ii) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of the Indenture which affect such series or certain defaults applicable to such series thereunder and their consequences provided for in the Indenture, or reduce the requirements of Section 1504 of the Indenture for quorum or voting with respect to Debt Securities of such series; or (iii) modify any of the provisions of Sections 902, 513 or 1011 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture which affect such series cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby. (Section 902)

         The Company may, with respect to any series of Debt Securities, omit in any particular instance to comply with any term, provision or condition which affects such series set forth in Section 803 or Sections 1006 to 1010, inclusive, of the Indenture or, as specified pursuant to Section 301(15) of the Indenture for Debt Securities of such series, in any covenants of the Company added to Article Ten pursuant to Section 301(14) or Section 301(15) of the Indenture in connection with Debt Securities of such series, if the Holders of at least a majority in principal amount of all Outstanding Debt Securities affected by such term, provision or condition, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee to Holders of Debt Securities of such series in respect of any such term, provision or condition shall remain in full force and effect. (Section 1010) The Holders of a majority in principal amount of the outstanding Debt Securities of each series (in the case of an Event of Default specified in (i), (ii), (iii), (iv) or (vii) in "--Events of Default," above) or the Holders of a majority in principal amount of all of the Debt Securities then Outstanding (in the case of an Event of Default specified in (v) or (vi) in "--Events of Default," above) may, on behalf of all such Holders, waive any past default under the Indenture with respect to Debt Securities of that series except a default in the payment of the principal of (or premium, if any) or any interest on any Debt Security of that series and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each outstanding Debt Security affected thereby. (Section 513)

Consolidation, Merger, Conveyance, Transfer or Lease

         The Company shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except: (i) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Company (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); (ii) the Company or any wholly owned Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Subsidiary of the Company or may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any non-wholly owned Subsidiary of the Company for fair market value; (iii) any non-wholly owned Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any wholly owned Subsidiary of the Company for fair market value or may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other non-wholly owned Subsidiary of the Company; and (iv) the Company or any Subsidiary of the Company may be merged or consolidated with or into another Person; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof; and provided further that if the Company shall not be the continuing or surviving corporation, such continuing or surviving corporation shall succeed to the Indenture. (Sections 801 and 802)

Limitation on Liens

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for: (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary; (vi) Liens in existence on the date of the first issuance by the Company of Debt Securities issued pursuant to the Indenture, provided that no such Lien is spread to cover any additional property after such date and that the amount of Debt secured thereby is not increased; (vii) Liens securing Debt of the Company and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Debt and (C) the amount of Debt secured thereby is not increased; (viii) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof, provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof,
(B) any such Lien is not spread to cover any property or assets or such corporation after the time such corporation becomes a Subsidiary, and (C) the amount of Debt secured thereby is not increased; (ix) Liens (not otherwise permitted hereunder) (A) which secure obligations not exceeding (as to the Company and all Subsidiaries) the greater of $100,000,000 or 15% of Consolidated Tangible Net Worth, in each case in aggregate amount at any time outstanding or
(B) with respect to which the Company effectively provides that the Debt Securities Outstanding hereunder are secured equally and ratably with (or, at the option of the Company, prior to) the Debt secured by such Lien. (Section
1009)

Defeasance

         If so specified in the Prospectus Supplement with respect to Debt Securities of any series, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain Paying Agencies, and hold money for payment in trust) or
(ii) will not be subject to the covenants in Sections 801 and 802 and Sections 1006 through 1110 of the Indenture and any other specified covenants with respect to the Debt Securities of such series, in each case if the Company deposits with the Trustee, in trust, money or Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the Outstanding Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, the Company is required to deliver to the Trustee an Opinion of Counsel to the effect that (1) the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (i), either a ruling to such effect received from or published by the United States Internal Revenue Service or an opinion that there has been a change in applicable federal income tax law to such effect. The Company would also be required to deliver to the Trustee an Officer's Certificate stating that no Event of Default with respect to the Debt Securities of such series has occurred and is continuing. (Sections 1401-1404)

Conversion Rights

         The terms and conditions, if any, upon which any of the Debt Securities are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the amount of Common Stock into which the Debt Securities are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversions will be at the option of the holders of the Debt Securities or the Company, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion.

                              PLAN OF DISTRIBUTION

         The Company may sell the Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) through agents; or (iii) directly to a limited number of purchasers or to a single purchaser. The Prospectus Supplement with respect to each series of Debt Securities will set forth the terms of the offering of the Debt Securities of such series, including the name or names of any underwriters, the purchase price of such Debt Securities, the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities of such series may be listed.

         If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement. The Prospectus Supplement will set forth commissions payable for solicitation of such contracts.

         Agents and underwriters may from time to time purchase and sell Debt Securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the Debt Securities or liquidity in the secondary market if one develops.

         Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with or perform services for the Company or its affiliates in the ordinary course of business.


                                     EXPERTS

         The consolidated financial statements of Boston Scientific incorporated by reference and the schedule included in Boston Scientific's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference, which, as to the year 1994, is based in part on the reports of Deloitte & Touche LLP, independent auditors, Arthur Andersen LLP, independent public accountants, and Price Waterhouse LLP, independent accountants, incorporated by reference herein. Such consolidated financial statements and schedule are incorporated by reference in reliance upon such reports given upon the authority of such firms as experts in auditing and accounting.

         The financial statements of SCIMED Life Systems, Inc., not separately presented in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, whose report thereon has been incorporated by reference herein. Such financial statements, to the extent they have been included in Boston Scientific's financial statements, as referred to above, have been so included in reliance on such report given upon the authority of such firm as experts in auditing and accounting.

         The financial statements of Heart Technology, Inc., not separately presented in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, whose report thereon is incorporated by reference. Such financial statements, to the extent they have been included in the financial statements of Boston Scientific, as referred to above, have been so included in reliance on their report given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Meadox Medicals, Inc., not separately presented in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect hereto which has been incorporated by reference herein. Such financial statements, to the extent they have been included in Boston Scientific's financial statements, as referred to above, have been so included in reliance therein upon the authority of said firm as experts in auditing and accounting in giving said reports.


                                 LEGAL OPINIONS

         The validity of the Debt Securities offered hereby will be passed on for the Company by Shearman & Sterling, New York, New York.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the expenses, other than commissions, expected to be incurred in connection with the offering described in the Registration Statement:

                         Expense                                     Amount*
                         -------                                     -------

Securities and Exchange Commission registration fee................  $151,516
Legal fees.........................................................   105,000
Printing and engraving expenses....................................    43,000
Accountants' fees..................................................    40,000
Blue sky and legal investment fees and expenses....................     4,000
Trustee and Authenticating Agent fees..............................    30,000
Miscellaneous expenses.............................................     5,000
                                                                    ---------
         Total.....................................................  $378,516
                                                                    =========


--------------
*  The first item is actual; the others are estimated.

Item 15.  Indemnification of Directors and Officers

         The  General  Corporation  Law of the State of  Delaware  contains,  in
Section 145, provisions relating to the indemnification of officers and directors. Article VI of the bylaws of the Company contains provisions requiring indemnification by the Company of its directors and officers to the full extent permitted by law. These provisions extend to expenses reasonably incurred by the director or officer in defense or settlement of any such action or proceeding.

         The board of directors of the Company has general authority to indemnify any officer or director against losses arising out of his or her service as such, unless prohibited by law. The Company carries insurance to cover potential costs of the foregoing indemnification of the Company's officers and directors.

Item 16.  Exhibits

Exhibit
Number      Description of Exhibit
------      ----------------------

 4.1 Form of Indenture; rights of holders of equity securities are described in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 3, 1992, and any
            amendment  or  report  filed  for  the  purpose  of  updating   such
            description.
 5.1        Legal opinion of Shearman & Sterling.
12.1 Statement of computation of ratios of earnings to fixed charges of the Company.
23.1        Consent of Ernst & Young LLP, independent auditors.
23.2        Consent of Deloitte & Touche LLP, independent auditors.
23.3        Consent of Price Waterhouse LLP, independent accountants.
23.4        Consent of Arthur Andersen LLP, independent public accountants.
24.1        Power of Attorney (included on the signature page filed herewith).
25.1        Statement of eligibility of trustee.

Item 17.  Undertakings

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided,  however,  that the undertakings set forth in clauses (i) and
         (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Natick, Commonwealth of Massachusetts, on the 30th day of September, 1997.


                             BOSTON SCIENTIFIC CORPORATION


                             By:      LAWRENCE C. BEST
                             Name:    Lawrence C. Best
                             Title:   Senior Vice President-Finance and
                                      Administration and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Paul W. Sandman and Lawrence J. Knopf, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of September, 1997.


        Signature                                 Title
        ---------                                 -----


      JOHN E. ABELE               Director, Founder
      John E. Abele


CHARLES J. ASCHAUER, JR.          Director
Charles J. Aschauer, Jr.


   RANDALL F. BELLOWS             Director
   Randall F. Bellows


    LAWRENCE C. BEST              Senior Vice President--Finance and
    Lawrence C. Best              Administration and Chief Financial Officer
                                  (Principal Financial and Accounting Officer)


  JOSEPH A. CIFFOLILLO            Director
  Joseph A. Ciffolillo


    JOEL L. FLEISHMAN             Director
    Joel L. Fleishman


   LAWRENCE L. HORSCH             Director
   Lawrence L. Horsch


   N.J. NICHOLAS, JR.             Director
   N.J. Nicholas, Jr.


    PETE M. NICHOLAS              Director, Founder, Chairman, President and
    Pete M. Nicholas              Chief Executive Officer (Principal Executive
                                  Officer)


     DALE A. SPENCER              Director
     Dale A. Spencer

                                  EXHIBIT INDEX


Exhibit
Number      Description of Exhibit
------      ----------------------

 4.1 Form of Indenture; rights of holders of equity securities are described in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 3, 1992, and any
            amendment  or  report  filed  for  the  purpose  of  updating   such
            description.
5.1         Legal opinion of Shearman & Sterling.
12.1 Statement of computation of ratios of earnings to fixed charges of the Company.
23.1        Consent of Ernst & Young LLP, independent auditors.
23.2        Consent of Deloitte & Touche LLP, independent auditors.
23.3        Consent of Price Waterhouse LLP, independent accountants.
23.4        Consent of Arthur Andersen LLP, independent public accountants.
24.1        Power of Attorney (included on the signature page filed herewith).
25.1        Statement of eligibility of trustee.